Exhibit 16.1

Accountants and Business Advisors

April 18, 2006

Securities and Exchange Commission

Washington, D.C. 20549

Re:	Channell Commercial Corporation
File No. 0-28582

Dear Sir or Madam:

1.     We have read Item 4.01 of the Form 8-K/A of Channell Commercial Corporation dated March 23, 2006, and agree with the statements concerning our Firm in the first six paragraphs contained therein.

Very truly yours,

18400 Von Karman Avenue

Suite 700

Irvine, CA 92612-0513

T  949.553.1600

F  949.553.0168

W www.grantthornton.com

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